UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2016 (May 26, 2016)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine Street, Suite 500
Denver, CO 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2016, Emerald Oil, Inc. (the “Company”) entered into a stalking horse asset purchase agreement (“Agreement”) with a buyer (the “Buyer”) formed and owned by CL Energy Opportunity Fund, L.P. and SSC Emerald LP, affiliates of Crestline Management, L.P. and Sole Source Capital LLC, respectively, to sell substantially all of the Company's assets. Under the terms of the Agreement, substantially all of the Company's assets would be sold for approximately $73.0 million, subject to certain adjustments in accordance with the terms and conditions of the Agreement.  The Agreement will constitute a stalking horse bid that is subject to overbidding by third-parties at an auction tentatively scheduled to be held on July 11, 2016 in New York, New York at the offices of Kirkland & Ellis LLP in accordance with bidding procedures to be approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The asset purchase agreement between the Company and the successful bidder at the auction is also subject to Bankruptcy Court approval.

Item 7.01. Regulation FD Disclosure.

As previously reported by the Company, on March 22, 2015 the Company and its subsidiaries each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code. On May 31, 2016, the Company filed with the Bankruptcy Court a Monthly Operating Report for the period beginning March 22, 2016 and ending March 31, 2016, and a second Monthly Operating Report for the period beginning April 1, 2016 and ending April 30, 2016. These Monthly Operating Reports are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance on the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Reports are limited in scope, covers a limited time period, and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Reports were not audited or reviewed by an independent registered public accounting firm and were not prepared in accordance with generally accepted accounting principles in the United States. The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws and remain subject to future adjustment and reconciliation. Therefore, the Monthly Operating Reports do not necessarily contain all information required in filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), or may present such information differently from the presentation of information in Exchange Act reports. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in Exchange Act reports, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its Exchange Act reports. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

Exchange Act Reports

The Company has suspended the filing of its regular periodic reports on Form 10-K and Form 10-Q with the SEC. The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Bankruptcy Court under cover of Current Reports on Form 8-K and to continue to file Forms 8-K disclosing material developments concerning the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	May 26, 2016 Asset Purchase Agreement

99.1	Monthly Operating Report for the period beginning March 22, 2016 and ending March 31, 2016

99.2	Monthly Operating Report for the period beginning April 1, 2016 and ending April 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

Date: June 1, 2016	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer